SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION REQUIRED IN
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
J. Alexander’s Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
BACKGROUND INFORMATION
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION IN 2006
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
OPTIONS EXERCISES AND STOCK VESTED TABLE
BENEFITS UNDER THE SALARY CONTINUATION AGREEMENTS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
PROPOSAL NO. 2
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS
METHOD OF COUNTING VOTES
MISCELLANEOUS
EXHIBIT A

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of J. Alexander’s Corporation:
     The Annual Meeting of Shareholders of J. Alexander’s Corporation (the “Company”) will be held at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 at 10:00 a.m., Nashville time, on Tuesday, May 15, 2007 for the following purposes:
(1)	To elect six directors to hold office for a term of one year and until their successors have been elected and qualified;

(2)	To consider and approve the Amended and Restated 2004 Equity Incentive Pan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
     Only shareholders of record at the close of business on March 23, 2007 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy card and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States, or follow the instructions on the enclosed proxy card for voting by telephone or the Internet.

By Order of the Board of Directors

R. GREGORY LEWIS
Secretary
April 16, 2007

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 15, 2007
     The enclosed proxy is solicited by and on behalf of the Board of Directors of J. Alexander’s Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 15, 2007, at 10:00 a.m., Nashville time, at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of the proxy, this Proxy Statement and the attached Notice are being mailed to shareholders on or about April 16, 2007.
     Proxies may be solicited by mail, telephone or telecopy. All costs of this solicitation will be borne by the Company. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
     Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares will be voted FOR the election of the director nominees named herein and FOR the approval of the Amended and Restated 2004 Equity Incentive Plan. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.
     A proxy may be revoked by a shareholder at any time before its exercise by attending the meeting and voting in person, by filing with the Secretary of the Company a written revocation, by duly executing a proxy bearing a later date or by casting a new vote by telephone or the Internet.
     Each share of the Company’s Common Stock, $.05 par value (the “Common Stock”), issued and outstanding on March 23, 2007 (the “Record Date”), will be entitled to one vote on all matters to come before the meeting. As of the Record Date, there were outstanding 6,576,805 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of March 23, 2007, certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the “Commission”)) of more than five percent of the Common Stock, its only voting security, and with respect to the beneficial ownership of the Common Stock by all directors, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group (9 persons). Except as otherwise specified, the shares indicated are presently outstanding.

			Percentage of
	Amount of		Outstanding
	Common Stock		Common
Name and Address of Beneficial Owner	Beneficially Owned		Stock (1)
E. Townes Duncan** 3401 West End Avenue, Suite 685 Nashville, TN 37203	1,783,906	(2)	27.1%
Solidus Company 3401 West End Avenue, Suite 685 Nashville, TN 37203	1,747,846	(3)	26.6%
Advisory Research, Inc. 180 North Stetson St., Suite 5500 Chicago, IL 60601	564,550	(4)	8.6%
Lonnie J. Stout II**** 3401 West End Avenue, Suite 260 Nashville, TN 37203	502,253	(5)	7.3%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	476,766	(6)	7.2%
Andreeff Equity Advisors, L.L.C. 450 Laurel Street, Suite 2105 Baton Rouge, LA 70801	433,732	(7)	6.6%
R. Gregory Lewis***	140,900	(8)	2.1%
J. Bradbury Reed**	113,521	(9)	1.7%
J. Michael Moore***	72,336	(10)	1.1%
Mark A. Parkey***	55,362	(11)	*
Garland G. Fritts**	31,800	(12)	*
Joseph N. Steakley**	12,000	(13)	*
Brenda B. Rector**	12,000	(14)	*
All directors and executive officers as a group (9 persons)	2,704,977	(15)	37.8%

*	Less than one percent.

**	Director.

***	Named Officer.

****	Director and Named Officer.

(1)	Pursuant to the rules of the Commission, shares of Common Stock subject to options held by directors and executive officers of the Company which are exercisable within 60 days of March 23, 2007, are deemed outstanding for the purpose of computing such director’s or executive officer’s percentage ownership and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to all shares shown.

(2)	Includes 9,000 shares issuable upon exercise of certain options held by Mr. Duncan, 22,160 shares directly held by Mr. Duncan, 240 shares owned by Mr. Duncan’s wife, 100 shares that Mr. Duncan holds as custodian for children, 4,560 shares that are held in trusts of which Mr. Duncan’s wife is trustee, and 1,747,846 shares that are beneficially owned as of the Record Date by Solidus Company (“Solidus”), a general partnership of which Mr. Duncan is Managing Partner. The shares beneficially owned by Solidus are pledged to Pinnacle Bank, N.A. as collateral for a loan. Solidus is in the process of effecting a reorganization whereby Solidus will be merged into a limited partnership known as Solidus Company, L.P., a Tennessee limited partnership. Mr. Duncan will be the Chief Executive Officer of Solidus General Partner, LLC which will be the general partner of Solidus Company, L.P.

(3)	Includes 91,700 shares held as of the Record Date by Solidus Partners, L.P., a limited partnership of which Solidus Company is general partner. Solidus shares voting and dispositive power with respect to its shares with Mr. Duncan, its Managing Partner, whose beneficial ownership in such shares is shown above. Solidus Partners will be merged into Solidus Company, L.P. upon completion of its reorganization.

(4)	Advisory Research, Inc. (“Advisory Research”) is a registered investment advisor. Information is based solely on the Schedule 13G filed with the Commission by Advisory Research on February 21, 2007.

(5)	Includes 330,000 shares issuable upon exercise of certain options held by Mr. Stout and 9,384 Employee Stock Ownership Plan (“ESOP”) shares allocated to Mr. Stout and held by the J. Alexander’s Corporation Employee Stock Ownership Trust (the “Trust”), as to which Mr. Stout has sole voting power and shared dispositive power.

(6)	Dimensional Fund Advisors LP (“DFA”) is a registered investment advisor. Information is based solely on the Schedule 13G/A filed with the Commission by DFA on February 9, 2007.

(7)	Andreeff Equity Advisors, L.L.C. shares beneficial ownership and voting and dispositive power with Dane Andreeff. Information is based solely on the Schedule 13G/A filed with the Commission by Andreeff Equity Advisors, L.L.C. and Mr. Andreeff on February 14, 2007.

(8)	Includes 96,800 shares issuable upon exercise of certain options held by Mr. Lewis and 7,469 ESOP shares allocated to Mr. Lewis and held by the Trust, as to which Mr. Lewis has sole voting power and shared dispositive power.

(9)	Includes 15,000 shares issuable upon exercise of options held by Mr. Reed, 19,101 shares representing Mr. Reed’s proportional interest in Solidus Partners, L.P. as of the Record Date and 600 shares held by a family trust of which Mr. Reed is trustee.

(10)	Includes 56,800 shares issuable upon the exercise of certain options held by Mr. Moore and 5,062 ESOP shares allocated to Mr. Moore and held by the Trust, as to which Mr. Moore has sole voting power and shared dispositive power.

(11)	Includes 52,000 shares issuable upon the exercise of certain options held by Mr. Parkey and 3,346 ESOP shares allocated to Mr. Parkey and held by the Trust, as to which Mr. Parkey has sole voting power and shared dispositive power.

(12)	Includes 6,000 shares issuable upon exercise of certain options held by Mr. Fritts.

(13)	Includes 11,000 shares issuable upon exercise of certain options held by Mr. Steakley.

(14)	Includes 11,000 shares issuable upon exercise of certain options held by Ms. Rector.

(15)	Includes 587,600 shares issuable upon exercise of certain options held by the directors and executive officers and 25,261 ESOP shares allocated to the executive officers and held by the Trust, as to which such officers have sole voting power and shared dispositive power.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
     Six directors are to be elected at the annual meeting for a term of one year and until their successors shall be elected and qualified. Election of directors requires a plurality of the votes cast in such election. It is intended that shares represented by the enclosed proxy will be voted FOR the election of the nominees named in the table set forth below unless a contrary choice is indicated. Each of the nominees, including each independent director, is presently a director of the Company and was nominated by the Board. Management believes that all of the nominees will be available and able to serve as directors, but if for any reason any should not be available or able to serve, it is intended that such shares will be voted for such substitute nominees as may be proposed by the Board of Directors of the Company. Certain information with respect to each of the nominees is set forth below.
BACKGROUND INFORMATION

E. Townes Duncan	Mr. Duncan, 53, has been a director of the Company since May 1989. Mr. Duncan has been the Managing Partner of Solidus Company (formerly Solidus, LLC), a private investment firm, since January 1997. Mr. Duncan is also a director of Bright Horizons Family Solutions, Inc., a childcare services company.

Garland G. Fritts	Mr. Fritts, 78, has been a director of the Company since December 1985. Since 1993, Mr. Fritts has been a consultant for Fry Consultants, Inc., a management consulting firm.

Brenda B. Rector	Ms. Rector, 59, has been a director since May 2004. From October 1996 until March 2004, Ms. Rector was the Vice President, Controller and Chief Accounting Officer of Province Healthcare Company, an owner and operator of acute care hospitals in non-urban markets.

J. Bradbury Reed	Mr. Reed, 67, has been a director since May 2000. Mr. Reed is a member in the law firm of Bass, Berry & Sims PLC and has served in various capacities with that firm since 1964. Bass, Berry & Sims PLC has served as the Company’s outside general counsel since the Company’s organization in 1971.

Joseph N. Steakley	Mr. Steakley, 52, has been a director since May 2004. He has served as Senior Vice President – Internal Audit of HCA Inc., an owner and operator of hospitals, since July 1999. From November 1997 to July 1999, Mr. Steakley was Vice President – Internal Audit for HCA Inc.

Lonnie J. Stout II	Mr. Stout, 60, has been a director and President and Chief Executive Officer of the Company since May 1986. Since July 1990, Mr. Stout has also served as Chairman of the Company. From 1982 to May 1984, Mr. Stout was a director of the Company, and served as Executive Vice President and Chief Financial Officer of the Company from October 1981 to May 1984

CORPORATE GOVERNANCE
General
     The Company believes that good corporate governance is important to ensure that J. Alexander’s Corporation is managed for the long-term benefit of its shareholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them to those suggested by various authorities on corporate governance and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Commission and the listing standards of the American Stock Exchange (“AMEX”).
     The Company’s Audit Committee charter can be accessed on the Company’s website at www.jalexanders.com.
Director Independence
     The Board has determined that each of the following directors and nominees will qualify as an “independent director” within the meaning of the AMEX listing standards.
E. Townes Duncan
Garland G. Fritts
Brenda B. Rector
J. Bradbury Reed
Joseph N. Steakley
Board Member Meetings and Attendance
     The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2006 Annual Meeting of Shareholders.
     Each of the incumbent directors of the Company attended at least 75% of the aggregate of (i) the total number of meetings held during 2006 by the Board of Directors while he or she was a director and (ii) the total number of meetings held during 2006 by all committees of the Board while he or she was a member of such committees.
     The Board of Directors of the Company held five meetings in 2006.
Board Committee Composition and Committee Functions

Committee/Current Members	Committee Functions
Audit Committee	•	Oversees the financial reporting process of the Company.
	•	Oversees the audits of the financial statements of the Company.
Current Members	•	Reviews areas of potential significant financial risk to the Company.
Mr. Steakley (Chair) Mr. Fritts Ms. Rector	•	Reviews reports from management regarding the evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting.

Committee/Current Members	Committee Functions
	•	Has the sole authority to select, evaluate, replace and oversee the Company’s independent registered public accounting firm.
Number of Meetings held in 2006: eight	•	Has the sole authority to approve non-audit and audit services to be performed by the independent registered public accounting firm.
	•	Reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly un-audited financial statements and the Company’s disclosures provided on Form 10-Q and Form 10-K.
	•	Monitors the independence and performance of the independent registered public accounting firm.
	•	Provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors.
	•	Has the specific responsibilities and authority necessary to comply with the AMEX listing standards applicable to audit committees.
	•	Is comprised solely of independent directors under the AMEX standards of independence.
	•	Has two members (Mr. Steakley and Ms. Rector) each of whom is qualified as an “audit committee financial expert” within the meaning of Commission regulations and is “financially sophisticated” within the meaning of the AMEX listing standards.

Compensation/Stock Option Committee	•	Reviews the performance of Company officers and establishes overall executive compensation policies and programs.
Current Members: Ms. Rector (Chair) Mr. Duncan	•	Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives for Company officers (no member of the committee may be a member of management or eligible for compensation other than as a director).
Mr. Fritts	•	Reviews Board compensation.
Mr. Steakley	•	Is comprised solely of independent directors under the AMEX standards of independence.
Number of Meetings held in 2006: three
Nominating and Corporate Governance Matters
     The Company’s Board of Directors currently has no standing nominating committee, which the Board of Directors believes is appropriate, given the compact size of the Board. The Board of Directors, including each independent director, participates in the nomination process as described below.
     Candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with the Company’s charter, bylaws and applicable law, will be submitted to the Board of Directors with as much biographical information as is available and with a brief statement of the candidates’ qualifications for Board membership.

     While the Board of Directors may consider whatever factors it deems appropriate in its assessment of a candidate for board membership, candidates nominated to serve as directors will, at a minimum, in the judgment of the independent directors:
•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	possess relevant background, skills and abilities, and characteristics that fulfill the needs of the Board at that time;

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership;

•	have the highest ethical character and share the core values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;

•	have a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and

•	have the ability and the willingness to devote the necessary time and energy to exercise sound business judgment.
     The Board will preliminarily assess each candidate’s qualifications and suitability. If it is the consensus of the independent directors that a candidate is likely to meet the criteria for Board membership, the Board will advise the candidate of the Board’s preliminary interest and, if the candidate expresses sufficient interest will arrange interviews of the candidate with one or more members of the Board and request such additional information from the candidate as the Board deems appropriate. The independent directors will consider the candidate’s qualifications, the assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership.
     If a majority of the independent directors determine that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management of the Company, both to allow the candidate to obtain further information about the Company and to give management a basis for input to the Board regarding the candidate. On the basis of its assessment, and taking into consideration input from senior management, the Board will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors. Approval by a majority of the independent directors will be required to recommend the candidate’s nomination.
Compensation/Stock Option Committee Matters
     The Compensation/Stock Option Committee acts on behalf of the Board of Directors to establish the compensation of executive officers of the Company and provides oversight of the Company’s compensation philosophy. The Compensation/Stock Option Committee also acts as the oversight committee with respect to the

Company’s deferred compensation, stock and bonus plans covering executive officers and other senior management. In overseeing those plans, the Compensation/Stock Option Committee has the sole authority for day-to-day administration and interpretation of the plans. The Compensation/Stock Option Committee has the authority to engage outside advisors to assist the Compensation/Stock Option Committee in the performance of its duties; however, the Compensation/Stock Option Committee may not delegate its authority to others. The Compensation/Stock Option Committee’s primary processes for establishing and overseeing executive compensation, including the role of executive officers in determining or recommending executive compensation can be found under the caption “Compensation Discussion and Analysis” below.
     The Board of Directors sets non-management directors’ compensation at the recommendation of the Compensation/Stock Option Committee. See “Director Compensation In 2006”.
DIRECTOR COMPENSATION IN 2006

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)	($)(2)	($)
E. Townes Duncan	27,000	0	4,452	31,452

Garland G. Fritts	39,000	0	4,452	43,452

Brenda B. Rector	39,000	0	4,452	43,452

J. Bradbury Reed	22,500	0	4,452	26,952

Joseph N. Steakley	36,000	0	4,452	40,452

(1)	As described below in the narrative, amounts represent cash payments made for a $1,250 monthly retainer fee paid to each director plus a $1,500 fee for each Board or Committee meeting that a director attends.

(2)	Represents the portion of the total value of option awards to directors recognized as expense during 2006 for financial accounting purposes under SFAS 123R. The grant date fair value for options granted in 2006 was $4,390 for each director.
     The above table reflects fees paid in cash in 2006 and the portion of the total value of option awards to directors recognized as expense during 2006 for financial accounting purposes under SFAS 123R. Currently each director who is not an employee of the Company receives a monthly fee of $1,250 plus a fee of $1,500 for each attended meeting of the Board or any Committee of which he or she is a member. These levels of compensation are applicable to 2006 and 2007.
     Each director who is not also an employee of the Company is eligible for grants of non-qualified stock options under the 2004 Equity Incentive Plan. Generally, directors who are not employees of the Company have been awarded options to purchase 10,000 shares of Common Stock upon joining the Board and options to purchase 1,000 shares of Common Stock for each succeeding year of service, with the exercise price equal to the fair market value of the Common Stock on the date of grant. Pursuant to the terms of the 2004 Equity Incentive Plan, no non-employee director is eligible for a grant of incentive stock options under the Plan.

Code of Business Conduct and Ethics
     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to the members of its Board of Directors and officers, including the Chief Executive Officer and Chief Financial Officer. The Company’s Code of Business Conduct and Ethics may be accessed on its website at www.jalexanders.com or a copy requested by writing to the following address: J. Alexander’s Corporation, Suite 260, 3401 West End Avenue, Nashville Tennessee 37203. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Business Conduct and Ethics on its website.
Communications with Members of the Board
     Shareholders interested in communicating directly with members of the Company’s Board of Directors may do so by writing to Board of Directors, c/o Corporate Secretary, J. Alexander’s Corporation, 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202.

COMPENSATION DISCUSSION AND ANALYSIS
     Philosophy. The Company’s executive compensation program is administered by the Compensation/Stock Option Committee (the “Committee”) and compensates management through a mix of base salary, annual incentives and long-term incentives. The goal of the executive compensation program is to attract and retain talent through a mix of short-term and long-term incentives that reward outstanding Company and individual performance and the creation of stockholder value. Base salaries are designed to reward our executive officers’ contribution to the success of the Company. The Company’s incentive compensation, which has historically taken the form of cash bonuses and stock options, is designed to reward both short-term and long-term strategic management and align a portion of the incentives of management with the long-term interest of stockholders.
     Basis for Compensation Decisions. To establish compensation for executive management, the Committee considered information about executive compensation in the restaurant industry and the Company’s historical compensation practices. The Committee determined not to engage a compensation consultant, given the size of the Company and the relative simplicity of the Company’s compensation structure.
     Based on recommendations of management, the Committee considers from time to time compensation practices of other companies, including restaurant companies, although most are larger corporations than the Company. The Committee has not consistently based compensation decisions on an established peer group, as the Company believes that the demands it places on its executive officers, given the small number of persons in management, as well as the size of the Company, make comparisons to a peer group less useful.
     The Committee considered the Company’s operations, including the responsibilities that certain officers have at the Company compared to the responsibilities that other officers with similar titles might have at other companies, and input from the Company’s Chief Executive Officer. The Committee also considered the Company’s practices in compensating other key employees and the size of annual base salary increases and bonuses paid to key employees and other employees.
     Compensation Approval Process. The Committee was composed during 2006 of three (and commencing in May, 2006, four) non-employee directors of the Company who were each (i) independent as defined under the AMEX listing standards, (ii) a non-employee director for purposes of Section 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been given the responsibility to assist the Board of Directors in the discharge of its fiduciary duties with respect to the compensation of the executives and other employees of the Company, including the Named Officers, and the Company’s retirement and other benefit plans. As part of the Committee’s duties, the Committee, among other things, periodically reviews the Company’s philosophy regarding executive compensation and reviews market data to assess the Company’s competitive position with respect to the three main elements of the Company’s compensation. The Committee reports to the Board of Directors on its activities.
     Generally, the Committee reviews the performance and compensation of the chief executive officer and, following discussions with him and other advisors, if appropriate, establishes his compensation level. For the remaining Named Officers, the chief executive officer makes recommendations for salary and bonus levels to the Committee that are generally approved. With respect to equity compensation awards, the Committee typically grants options based upon the initial recommendation of the chief executive officer, and with additional or different terms deemed appropriate by the Committee.
     The Committee generally considers making equity awards periodically after the Committee has had an opportunity to review the Company’s financial results for the prior fiscal year and consider the Company’s expectations and projections for the current fiscal year. In some years, the Committee has granted awards at other times or has determined not to grant any awards to some executives, based on its conclusion that the awards then currently outstanding would serve to properly incentivize the executive officers.
     Base Salary. The Committee believes it is appropriate to provide the Company’s executives with a level of assured cash compensation that recognizes their accomplishments and the demands that the Company places on them. After consideration of a review of the chief executive officer’s recommendations regarding base salaries for the other Named Officers and statistics on inflation rates, the Committee established base salaries for each of the Named Officers for 2006 as set forth in the Summary Compensation Table under the heading “Salary”. These base salaries reflect a 3.5% increase in the base salaries of each of Messrs, Stout, Lewis, Moore and Parkey from 2005.
     Cash Bonuses. Part of the Company’s compensation philosophy is to incentivize its executive officers using cash bonuses that are tied primarily to Company goals. The Committee approves the payment of annual cash bonuses, if earned, because the Committee believes they reward executives for achieving the shorter-term goals of the Company.
     All executive officers participate in the Company’s Cash Incentive Performance Program (the “CIPP”) under which they are eligible to receive a cash bonus based on performance targets in accordance with the 2004 Equity Incentive Plan. The amount of the cash bonus is a percentage of the officer’s annual base salary. Each participant in the CIPP is assigned an annual award target expressed as a percentage of the participant’s base salary. This annual award target is generally determined based on the ability he has to influence profitability, meet the Company’s stated objectives of operational excellence and ensure the integrity of the Company’s financial statements and reputation of the Company in the business community. In addition, the Committee has the authority to modify the annual award target based on its assessment of the individual’s performance.
     In order to be eligible for an annual award, the participant must exhibit compliance with the Company’s policies and procedures, be committed to the Company’s mission and value standards, and uphold the Company’s code of conduct at all times. If the Committee determines that any participant has not met these standards during the fiscal year, such participant may not be eligible for an incentive award.
     The CIPP is designed to provide 100% of a participant’s annual award target for achieving targeted performance, 50% of a participant’s annual award target for achieving a minimum acceptable (threshold) level of performance, and up to a maximum of 200% of a participant’s annual award target for achieving maximum performance, but subject to a maximum payment of 100% of base salary. Payouts between the threshold and maximum amounts are calculated by the Committee following its consideration of guidelines provided by management. However, the Committee at its sole discretion may use its own interpolations. No payments will be made for performance below the threshold level, and no payments will be made in excess of 100% of participant’s base salary. The bonus performance targets for 2005 and 2006 were calculated based on the Company achieving specified levels of earnings before interest, income taxes, depreciation, amortization, pre-opening and stock based compensation expense for the year (the “Adjusted EBITDA”). The amount of the potential cash bonus incentive for the chief executive officer for 2006 performance ranged from 0% of base salary if the Company’s Adjusted EBITDA performance was less than 97% of target to 70% of base salary if the Company’s Adjusted EBITDA performance was 107.6% or more of the performance target. The potential incentive for the Company’s chief financial officer for 2006 ranged from 0% of base salary if the Company’s Adjusted EBITDA was less than 97% of target to 60% of base salary if the Company’s Adjusted EBITDA was 107.6% or more of the performance target.
     Because the Company’s profit performance for 2006 exceeded the targeted performance target, the Named Officers were awarded the cash bonuses reflected on the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation,” which represented the full bonus for target performance.

     Equity-Based Incentive Compensation. The Company has historically awarded non-qualified or incentive stock options to its executive officers under stockholder-approved plans on a periodic basis. The Committee awards stock options because it believes that stock options closely align employees’ interests with those of other stockholders because when the price of the Company’s stock increases from the price on the date of grant, the employee realizes value commensurate with increases to stockholder value generally.
     Stock options generally are granted to all officers and other key employees, have a ten-year term and an exercise price equal to or greater than the closing market price of the shares on the date of grant. The number of options granted is based on the consideration of market data for comparable positions in both general and the restaurant industries and is also based on the Committee’s conclusions on the sufficiency of the Company’s cash compensation and other benefits available to officers. Because the Committee believes a larger portion of our more senior executives’ compensation should be tied to performance, a larger number of options are granted to the more senior executive officers, decreasing incrementally based on position. In 2005, the Company granted options that were not subject to vesting in order to take advantage of an opportunity to grant options without recognizing compensation expense for accounting purposes, prior to a change in the accounting rules applicable to stock options. The option exercise prices of a portion of each executive’s grants were equal to fair market value at the time of grant (the closing market price of the Company’s Common Stock on the date of the grant, at $8.22 per share), while a portion of each executive’s grant had exercise prices above fair market value, at $9.50 per share, which the Committee believed would further align the interests of the Named Officers with shareholders. In addition, the shares issuable upon exercise of the 2005 options are subject to prohibitions on sale prior to the second anniversary of the grant. No stock options were awarded to the Named Officers in 2006.
     Because the accounting treatment for stock options changed in 2006 as a result of the adoption of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive, the Committee continues to assess the advisability of granting shares of restricted stock to employees generally and executives in particular. If the Committee determines that it is in the best interests of the Company’s stockholders, it may in the future make grants of restricted stock.
     Compensation of Chief Executive Officer and Chief Financial Officer. The process for determining compensation for the Company’s chief executive officer and chief financial officer is consistent with the foregoing description.
     Change in Control Benefits. The Committee believes that the interests of the Company’s stockholders will be best served if the interests of the Company’s senior management are aligned with them, and providing some change in control benefits should reduce the reluctance of senior management to pursue potential change in control transactions that may be in the best interest of all stockholders. The Company’s stock incentive plans provide for vesting of awards upon a change in control. Currently, all stock options and restricted stock awards granted to executive officers have vested, and there are currently no additional benefits that would be triggered by a change in control.
     Severance Benefits. It is the Committee’s belief that reasonable severance benefits are beneficial in order to recruit and retain effective senior management. The Company has historically maintained Severance Benefit Agreements with the chief executive officer and the chief financial officer and Salary Continuation Agreements with executive officers, which provide the cash benefits payable upon termination of employment as described below under “Potential Payments Upon Termination or Change in Control”.
     Retirement Plans. The Company has a Savings Incentive and Salary Deferral Plan under Section 401(k) of the Internal Revenue Code that allows qualifying employees to defer a portion of their income on a pre-tax basis through contributions to the plan. All Company employees with at least 1,000 hours of service during the 12-month period subsequent to their hire date, or any calendar year thereafter, and who are at least 21 years of age are eligible to participate. For each dollar of participant contributions, up to 3% of each participant’s salary, the Company makes a minimum 10% matching contribution to the plan. In recent years, the Company has made matching contributions of 25% up to 3% of each participant’s salary. In addition, the Company maintains an Employee Stock Ownership Plan. Historically, all Company employees with at least 1,000 hours of service during the 12-month period subsequent to their hire date, or any calendar year thereafter, and who were at least 21 years of age, were eligible to participate and receive an allocation of stock in proportion to their compensation for the year. Participation in the ESOP was frozen as of December 31, 2006, and no new participants will enter the plan under its current provisions. Five years of service with the Company are generally required for a participant’s account to vest. The only additional shares that are being allocated to participants are shares that were forfeited by other participants and are re-allocated under the Plan. Finally, the Salary Continuation Agreements provide a retirement benefit as described below under “Potential Payments Upon Termination or Change in Control” for retirement after the age of 65.
     Perquisites and Other Benefits. The Committee periodically reviews the perquisites and other benefits that Named Officers receive. Named Officers receive an auto allowance and the Company reimburses Named Officers for certain auto-related expenses. The Company pays the premiums for family medical insurance for its Named Officers and they also receive reimbursements for certain medical expenses through a supplemental medical reimbursement account. Finally, the Company pays for tax preparation services for three Named Officers and for other modest perquisites for all Named Officers.
     In addition, the Named Officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include basic medical and dental benefits, disability insurance, the Company’s Employee Stock Ownership Plan and the Company’s 401(k) Plan.
     Compensation Decisions for 2007. In February 2007, the Committee established criteria for 2007 CIPP compensation in accordance with the 2004 Equity Incentive Plan. Each Named Officer will have the opportunity to earn cash incentive compensation equal to the percentage of his 2007 salary set forth in the table below based upon the achievement of designated Company Adjusted EBITDA performance goals established by the Committee.

Level of Achievement
of Performance Goals	Lonnie J.	R. Gregory	J. Michael	Mark A.
Under Plan	Stout II	Lewis	Moore	Parkey
Threshold Performance Goal	17.5%	15%	12.5%	12.5%
Target Performance Goal	35%	30%	25%	25%
Maximum Performance Goal	70%	60%	50%	50%
     Executive Compensation Tax Deductibility. Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-held corporation to the chief executive officer and four other most highly paid executive officers in excess of $1.0 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Awards under the Company’s 2004 Equity Incentive Plan and CIPP are intended to qualify as performance-based. Because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, however, executive officer compensation that is not performance-based may exceed $1.0 million in a given year. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of the Company’s stockholders.

COMPENSATION COMMITTEE REPORT
     The Compensation/Stock Option Committee of the Board of Directors of the Company has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Brenda B. Rector (Chair)
E. Townes Duncan
Garland G. Fritts
Joseph N. Steakley

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The following table sets forth certain summary information for the year indicated with respect to the compensation awarded to, earned by, or paid to our Chief Executive Officer, our Chief Financial Officer and each of the two other most highly compensated executive officers of the Company whose total annual compensation, exclusive of changes in pension value and nonqualified deferred compensation earnings, exceeded $100,000 (collectively, the “Named Officers”).

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
Name and				Stock	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Compensation	Earnings	Compensation
Position	Year	($)(1)	($)(2)	($)	$(3)	$(4)	($) (5)	Total ($)
Lonnie J. Stout II Chairman, President, Chief Executive Officer and Director	2006	351,900	0	0	123,165	135,821	36,991	647,877

R. Gregory Lewis Vice President, Chief Financial Officer, and Secretary	2006	177,600	0	0	53,280	26,220	27,547	284,647

J. Michael Moore Vice President, Human Resources and Administration	2006	141,800	0	0	35,450	19,520	28,923	225,693

Mark A. Parkey Vice President and Controller	2006	137,350	0	0	34,338	17,882	23,909	213,479

(1)	Amounts shown are not reduced to reflect the Named Officers’ contributions, if any, to the Company’s 401(k) Plan. Amounts shown are amounts actually paid to the Named Officer during the year.

(2)	Cash bonuses paid to each Named Officer with respect to the 2006 fiscal year are reflected under “Non-Equity Incentive Plan Compensation”.

(3)	Amounts shown represent amounts earned in 2006 and paid under the Company’s Cash Incentive Performance Program described in “Compensation Discussion and Analysis” above.

(4)	Amounts shown reflect the expense recognized by the Company in 2006 relating to the severance benefit under each Named Officer’s Salary Continuation Agreement.

(5)	Amounts shown reflect the value to each of the Named Officers of: contributions allocated by the Company pursuant to the 401(k) plan and the Employee Stock Ownership Plan, imputed interest in the Company’s Stock Loan Program as further described in “Certain Relationships and Related Party Transactions”, an auto allowance, reimbursements for certain auto-related expenses, the Company’s payment of medical insurance premiums, payments associated with a supplemental medical reimbursement account, tax preparation services, and certain other modest benefits.

GRANTS OF PLAN-BASED AWARDS TABLE
     The following table summarizes grants of plan-based awards made to our Named Officers in 2006.

								All Other	All Other
								Stock	Option
		Estimated Future Payouts						Awards:	Awards:
		Under Non-Equity Incentive			Estimated Future Payouts Under			Number of	Number of	Exercise or
		Plan Awards(1)			Equity Incentive Plan Awards			Shares of	Securities	Base Price
		Thresh-			Thresh-		Maxi-	Stock or	Underlying	of Option
	Grant	old	Target	Maxi-	old		mum	Units	Options	Awards
Name	Date	($)	($)	mum ($)	(#)	Target (#)	(#)	(#)	(#)(2)	($/Sh)
Lonnie J. Stout II	March
	2006	61,583	123,165	246,330	N/A	N/A	N/A	N/A	N/A	N/A

R. Gregory Lewis	March
	2006	26,640	53,280	106,560	N/A	N/A	N/A	N/A	N/A	N/A

J. Michael	March
Moore	2006	17,725	35,450	70,900	N/A	N/A	N/A	N/A	N/A	N/A

Mark A. Parkey	March
	2006	17,169	34,338	68,676	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Represents threshold, target and maximum performance goal achievement payout levels under the Company’s annual Cash Incentive Performance Program for 2006 performance based on the salary paid to each Named Officer in 2006. See “Compensation Discussion and Analysis” above for additional information regarding the Cash Incentive Performance Program.
(2)	In light of the option grants made in 2005, no additional stock options were granted to the Named Officers in 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
     The following table summarizes the number of outstanding equity awards held by each of the Named Officers as of December 31, 2006.

	Option Awards					Stock Awards
									Equity Incentive
	Number		Equity Incentive					Equity Incentive	Plan Awards: Market
	of	Number of	Plan Awards: Number					Plan Awards: Number	or Payout Value of
	Securities	Securities	of Securities				Market Value of	of Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Underlying			Number of Shares or	Shares or Units of	Units or Other	Units or Other
	Unexercised Options	Unexercised Options	Unexercised	Option Exercise		Units of Stock That	Stock That Have Not	Rights That Have	Rights That Have
	(#)	(#)	Unearned Options	Price	Option Expiration	Have Not Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Lonnie J. Stout II	30,000	N/A	N/A	8.75	02/18/07	N/A	N/A	N/A	N/A
	50,000			5.69	11/18/07
	50,000			2.75	9/30/08
	180,000			3.94	11/08/09
	40,000			9.50	12/21/15
	10,000			8.22	12/21/15

R. Gregory Lewis	46,800	N/A	N/A	2.75	09/30/08	N/A	N/A	N/A	N/A
	10,000			2.25	02/08/11
	10,000			9.50	12/21/15
	30,000			8.22	12/21/15

J. Michael	15,800	N/A	N/A	2.75	09/30/08	N/A	N/A	N/A	N/A
Moore	6,000			2.25	02/08/11
	5,000			4.25	07/22/13
	10,000			9.50	12/21/15
	20,000			8.22	12/21/15

Mark A. Parkey	11,000	N/A	N/A	2.75	09/30/08	N/A	N/A	N/A	N/A
	6,000			2.25	02/08/11
	5,000			4.25	07/22/13
	10,000			9.50	12/21/15
	20,000			8.22	12/21/15

OPTIONS EXERCISES AND STOCK VESTED TABLE
     The following table summarizes the number of shares vested and the value realized by our Named Officers as a result of such vesting during 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Lonnie J. Stout II	0	0	1,290	10,481

R. Gregory Lewis	0	0	58	471

J. Michael Moore	0	0	0	0

Mark A. Parkey	0	0	0	0

(1)	The market value of the shares is determined based on the market value of the shares on the vesting date.
BENEFITS UNDER THE SALARY CONTINUATION AGREEMENTS

		Number of Years		Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Agreement Name	(#)	($)(1)	($)
Lonnie J. Stout II	Salary Continuation Agreement	N/A	936,766	N/A
R. Gregory Lewis	Salary Continuation Agreement	N/A	315,316	N/A
J. Michael Moore	Salary Continuation Agreement	N/A	94,668	N/A
Mark A. Parkey	Salary Continuation Agreement	N/A	95,177	N/A

(1)	The Company accounts for benefits related to each Named Officer’s Salary Continuation Agreement (“Agreement”) under Accounting Principles Board Opinion 12 “Omnibus Opinion- 1967; Classification and Disclosure of Allowances; Disclosure of Depreciable Assets and Depreciation; Deferred Compensation Contracts; Capital Changes; Convertible Debt and Debt Issued with Stock Warrants; Amortization of Debt Discount and Expense or Premium” (“APB 12”). Amounts shown represent accrued severance benefits payable at December 31, 2006 under each Agreement, which amounts exceed the present value of retirement benefits calculated under APB 12 for each Agreement at December 31, 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Overview
     The Company does not have traditional employment agreements with executive officers. The Company has two types of agreements that impact the potential payments upon termination: a) the Severance Benefit Agreements and b) the Salary Continuation Agreements. All of the Named Officers have individual Salary Continuation Agreements with the Company. In addition, Mr. Stout and Mr. Lewis are each parties to individual Severance Benefits Agreements that provide cash payments in a lump sum of eighteen months’ salary. The amounts described below assume that terminations occurred as of December 31, 2006.
     The Salary Continuation Agreements generally provide for a retirement benefit of 50% of the employee’s salary on the date of entering the agreement. The retirement benefit is payable over 15 years commencing at age 65. The Salary Continuation Agreements also provide that in the event an employee dies while in the employ of the Company after entering into a Salary Continuation Agreement but before retirement, his or her beneficiaries will receive specified benefit payments for a period of ten years, or until such time as the employee would have attained age 65, whichever period is longer. In addition, as an alternative to payments on death or retirement at age 65, the Salary Continuation Agreements provide scheduled vested benefits which are payable to the employee in a lump sum upon termination of service with the Company for any reason other than death or retirement at age 65. These amounts are $936,766 for Mr. Stout, $315,316 for Mr. Lewis, $94,668 for Mr. Moore and $95,177 for Mr. Parkey. Directors of the Company who are not also executive officers or employees are not parties to a Salary Continuation Agreement.
     The annual benefits payable upon retirement at age 65 for each of Mr. Stout and Mr. Lewis are currently $175,950 and $74,000, respectively. The annual benefits payable upon retirement at age 65 for Mr. Moore and Mr. Parkey are $59,900 and $63,000, respectively. These amounts may be adjusted periodically.
     In addition to the payments below, Named Officers are due upon any termination:
•	accrued but unpaid base salary through the date of termination

•	accrued but unpaid vacation pay

•	unreimbursed employment related expenses and

•	any other benefits owed to the executive under the Company’s employee benefit plans or policies or applicable law.
     The following is a description of the additional benefits payable upon termination under various circumstances.
Payments Made Upon Termination of a Named Officer by the Company for Cause
     Under the Salary Continuation Agreements, each Named Officer would be due a lump sum severance benefit payable upon the first day of the seventh month following termination of employment. These amounts are

$936,766 for Mr. Stout, $315,316 for Mr. Lewis, $94,668 for Mr. Moore and $95,177 for Mr. Parkey. The amount of the payments does not vary based on the cause of termination.
     Under the Severance Benefit Agreements, Mr. Stout and Mr. Lewis would not be entitled to additional severance benefits if either were terminated for “cause.” Under the Severance Benefit Agreement the Company will have “cause” only if termination was the result of an act or acts of dishonesty by the Named Officer constituting a felony and resulting in or intended to result in substantial gain or personal enrichment at the expense of the Company.
Payments Made Upon Termination of Named Officer By the Company Without Cause
     Under the Salary Continuation Agreements, each Named Officer would be due a lump sum severance benefit payable upon the first day of the seventh month following termination of employment. These amounts are $936,766 for Mr. Stout, $315,316 for Mr. Lewis, $94,668 for Mr. Moore and $95,177 for Mr. Parkey.
     In addition, pursuant to the Severance Benefit Agreements, Mr. Stout and Mr. Lewis would receive lump sump payments of $527,850 and $266,400, respectively, representing 18 months’ salary.
Payments Made Upon Resignation of Named Officer for Good Reason
     Under the Salary Continuation Agreements, each Named Officer would be due a lump sum severance benefit payable upon the first day of the seventh month following termination of employment. These amounts are $936,766 for Mr. Stout, $315,316 for Mr. Lewis, $94,668 for Mr. Moore and $95,177 for Mr. Parkey.
     Additionally, pursuant to the Severance Benefit Agreements, Mr. Stout and Mr. Lewis would receive lump sump payments of $527,850 and $266,400, respectively, representing 18 months of their salaries. Under the Severance Benefit Agreements, Mr. Lewis or Mr. Stout has good reason to terminate his employment if his present job responsibilities change or there is a decrease in his compensation or some other economic loss.
Payments Made Upon Resignation of Named Officer Without Good Reason
     Under the Salary Continuation Agreements, each Named Officer would be due a lump sum severance benefit payable upon the first day of the seventh month following termination of employment. These amounts are $936,766 for Mr. Stout, $315,316 for Mr. Lewis, $94,668 for Mr. Moore and $95,177 for Mr. Parkey.
     No payments would be made under the Severance Benefits Agreements.
Payments Made Upon Death of a Named Officer
     The Salary Continuation Agreements provide that in the event a Named Officer dies while in the employ of the Company after entering into a Salary Continuation Agreement but before retirement, his or her beneficiaries will receive specified annual benefit payments for a period of ten years or until such time as the employee would have attained age 65, whichever period is longer. The annual salary benefits for the first full year following the death of Mr. Stout, Mr. Lewis, Mr. Moore or Mr. Parkey are $351,900, $148,000, $119,800 and $126,000, respectively. The annual benefits after the first year for the beneficiaries of Mr. Stout and Mr. Lewis are $175,950 and $74,000, respectively. The annual benefit after the first year for the beneficiaries of Mr. Moore and Mr. Parkey are $59,900 and $63,000, respectively.

Payments Made Upon Disability of a Named Officer
     Under the Salary Continuation Agreements, each Named Officer would be due a lump sum severance benefit payable upon the first day of the seventh month following termination of employment because of disability. These amounts are $936,766 for Mr. Stout, $315,316 for Mr. Lewis, $94,668 for Mr. Moore and $95,177 for Mr. Parkey.
Payments Made Upon Retirement of a Named Officer
     The Salary Continuation Agreements generally provide for a retirement benefit of 50% of the employee’s salary on the date of entering into the agreement, subject to adjustment. No benefit would have been payable to any of the officers in connection with the retirement feature of the agreements if termination occurred on December 31, 2006, as none of the officers had reached age 65. The retirement benefit is payable over 15 years commencing at age 65. The annual benefits payable upon retirement at age 65 for each of Mr. Stout and Mr. Lewis are currently $175,950 and $74,000, respectively. The annual benefits for Mr. Moore and Mr. Parkey are $59,900 and $63,000, respectively.
Payments Made Upon a Change in Control
     No additional payments will be made upon a change of control based on current benefit arrangements.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2006:

Number of Shares
Remaining Available for
Future Issuance Under
	Number of Shares to be		Equity Compensation
	Issued upon Exercise of	Weighted Average Exercise	Plans (Excluding Shares
	Outstanding Options and	Price of Outstanding Options	Reflected in First
Plan Category	Warrants	and Warrants	Column)
Equity compensation plans approved by shareholders(1)	900,960	$5.76	113,169

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	900,960	$5.76	113,169

(1)	As of April 1, 2007, the number of shares to be issued upon exercise of outstanding options and warrants under existing plans was 863,460, the weighted average exercise price of outstanding options and warrants was $5.67 per share and the number of shares remaining available for future issuance was 143,169.

PROPOSAL NO. 2
ADOPTION OF THE J. ALEXANDER’S CORPORATION
AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
     Shareholders are being asked to approve the Amended and Restated 2004 Equity Incentive Plan attached as Exhibit A (“Amended and Restated Plan”). The Company believes the amendments will further the purpose of the Amended and Restated Plan, to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals and (v) linking their compensation to the long-term interests of the Company and its shareholders.
     The Amended and Restated 2004 Equity Incentive Plan will be effective as of May 15, 2007, provided it has been approved by the Company’s shareholders.
     If approved by the Company’s shareholders, the Amended and Restated Plan would set aside for issuance an additional 300,000 shares of Common Stock, bringing the total number of shares under the Plan to 670,000. These 300,000 additional shares of Common Stock represent 4.6% of the Company’s total number of shares of Common Stock outstanding as of April 1, 2007. There are currently approximately 143,000 shares of Common Stock available for grant under the existing Plan, so it is contemplated that upon approval of the Amended and Restated Plan, there will be approximately 443,000 shares available for grant. In addition, shares that are currently subject to outstanding awards under the 1994 Employee Stock Incentive Plan (“1994 Plan”), when and if any such awards are forfeited or terminated without the delivery of shares under the 1994 Plan, will become available for grant under the Amended and Restated Plan.
     In addition to adding shares available for grant under the Amended and Restated Plan, the amendments
•	increase the limit on the number of shares of restricted stock and restricted share unit awards and other similar stock-based awards that the Committee can grant from 75,000 to 100,000 shares; and

•	increase the limit on the maximum number of options or Stock Appreciation Rights (“SARS”) that a participant may be granted in any calendar year to 250,000 shares.
     If the proposal is not approved by the shareholders, the amendments described above will not become effective.
     There are also additional changes concerning award agreements for share-based awards, concerning compliance with Section 409(a) of the Code relating to deferral of compensation and limiting the Company’s ability to amend the Plan without shareholder approval, which changes do not require shareholder approval.
     Approval of the Amended and Restated Plan hereunder will also serve as approval by the shareholders of the financial performance measures set forth in Section 11 of the Amended and Restated Plan for purposes of Section 162(m) of the Internal Revenue Code.
     As described in more detail below, the Amended and Restated Plan contains the following provisions (each of which is already included in the plan as currently in effect):

•	The Amended and Restated Plan prohibits the Committee from amending the terms of previously granted options to reduce the exercise price or canceling a previously granted option and substituting another option with a lower exercise price.

•	The Amended and Restated Plan provides that restricted share and restricted share unit awards will have a minimum vesting period of one year from the date of the award.

•	The Amended and Restated Plan provides that any options granted under the Amended and Restated Plan, other than Substitute Awards (as defined herein), may not be granted at less than the fair market value of the Common Stock on the date of grant.

•	The Amended and Restated Plan limits to 50,000 the maximum number of shares with respect to which all performance awards may be granted to a Covered Employee (as defined in the Amended and Restated Plan) in each year of the performance period and to $500,000 the maximum amount of any award to such an employee that may be settled in cash in each year of the performance period.
     The following is a brief summary of the principal features of the Amended and Restated Plan, which is qualified in its entirety by reference to the Amended and Restated Plan itself, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.
     Shares Available for Awards under the Plan. Under the Amended and Restated Plan, awards may be made in Common Stock. Subject to adjustment as provided by the terms of the Amended and Restated Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Amended and Restated Plan is 670,000 (which includes an aggregate of 68,912 shares under the 1994 Plan that were authorized but not granted). Except as adjusted in accordance with the terms of the Amended and Restated Plan, no more than 100,000 shares may be granted as restricted shares, restricted share unit and other similar stock-based awards. The maximum number of shares with respect to which awards may be granted under the Amended and Restated Plan shall be increased by the number of shares with respect to which options or other awards were granted under the 1994 Plan as of March 25, 2004 (the original effective date of the 2004 Plan), but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 1994 Plan after the original effective date.
     Shares of Common Stock issued under the Amended and Restated Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the Amended and Restated Plan.
     The Amended and Restated Plan provides that no single participant may receive options or SARs in any calendar year that relate to more than 250,000 shares of Common Stock, subject to adjustment in certain circumstances (increased from 50,000 shares prior to the amendment).
     In the event of certain unusual or non-recurring corporate transactions that affect the shares (such as an extraordinary cash dividend or a dividend pursuant to a reorganization, recapitalization, stock split, combination, merger or consolidation), stock awards made under the Amended and Restated Plan shall be adjusted by the Committee in an equitable and proportionate manner.

     Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Amended and Restated Plan. Approximately 2,700 individuals are eligible to participate in the Amended and Restated Plan; the Company’s past practice has been to grant awards to approximately 50 individuals. The Committee will administer the Amended and Restated Plan, except with respect to awards to non-employee directors serving on the Committee, for which the Amended and Restated Plan will be administered by the Board of Directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code. Subject to the terms of the Amended and Restated Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Amended and Restated Plan, and make all other determinations which may be necessary or desirable for the administration of the Amended and Restated Plan.
     Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Amended and Restated Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
     Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
     Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.
     The Amended and Restated Plan provides that restricted share and restricted unit awards shall contain provisions which prohibit any forfeiture and transfer restrictions from lapsing with respect to all of the shares covered under an award until the first anniversary of the grant of that award.

     Performance Awards. A performance award consists of a right that is denominated in cash or shares of Common Stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. Absent a determination by the Commitment to the contrary, a participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.
     Performance awards are subject to certain specific terms and conditions under the Amended and Restated Plan. Performance goals for Covered Officers (as defined in the Amended and Restated Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization (which may be adjusted in the Committee’s discretion, to address other factors that the Committee determines may affect performance); (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed, or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) stock price or total shareholder return; (k) dividends; or (l) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.
     To the extent necessary to comply with Section 162(m), with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum number of shares in respect of which all performance awards may be granted under the Amended and Restated Plan in each year of the performance period is 50,000 and the maximum amount of any award settled in cash is $500,000 in each year of the performance period.
     Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Amended and Restated Plan.
     Non-Employee Director Awards. The Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors.
     Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
     Change in Control. Unless otherwise set forth in an award agreement, all outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the Amended and Restated Plan). See Exhibit A attached hereto.
     Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the Amended and Restated Plan or any portion of the Amended and Restated Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not amend an award so as to adversely affect the rights of any award holder without the award holder’s consent.
     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Amended and Restated Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Amended and Restated Plan generally may not be pledged or otherwise encumbered or transferred except (i) by will or by the laws of descent and distribution; (ii) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (iii) to a partnership of which the only partners are members of the participant’s immediate family; or (iv) as permitted by the Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.
     Certain Federal Income Tax Consequences. The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the Amended and Restated Plan.
     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.
     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.
     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock, the participant will recognize ordinary income on the fair market value of the Common Stock at the time shares of restricted stock become vested unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Reload options are taxed in the same manner as incentive options and nonqualified options, depending on the type of option that is issued under the reload grant. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.
     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be Named Officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.
     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Amended and Restated Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended and Restated Plan are urged to consult a tax advisor as to the tax consequences of participation.
     The Amended and Restated Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE J. ALEXANDER’S CORPORATION AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     It is the practice of the Company that the terms and conditions of any related party transaction are subject to the review and approval of the Audit Committee.
     E. Townes Duncan, a director of the Company, is a minority owner of and manages the investments of Solidus Company, the Company’s largest shareholder. Pursuant to a Stock Purchase and Standstill Agreement Agreement between Solidus, LLC (the predecessor to Solidus) and the Company dated March 22, 1999, Solidus purchased 1,086,266 shares of Common Stock for $3.75 per share, for an aggregate purchase price of $4,073,497.50 and agreed to certain restrictions on its ownership for seven years, including restrictions on its ability to sell Common Stock or hold more than 33% of the Common Stock. Solidus also agreed it would not exercise rights attributable to the 1,086,266 shares of Common Stock purchased on March 22, 1999, during the Company’s rights offering in 1999.
     The Stock Purchase and Standstill Agreement was scheduled to expire on March 22, 2006. The Company and Solidus entered into an Amended and Restated Standstill Agreement dated July 31, 2005 (“Standstill Agreement”) that replaces the former Stock Purchase and Standstill Agreement. In the Standstill Agreement, the former restrictions were continued and Solidus agreed that (i) Solidus and its affiliates would not acquire or hold more than 33% of the Company’s Common Stock; (ii) Solidus and its affiliates would not solicit proxies for a vote of the shareholders of the Company; (iii) Solidus and Solidus, L.P., a partnership in which Solidus is the general partner, any successor investment partnerships and owners of those entities receiving distributions of shares of Common Stock, would not sell the Company’s Common Stock, except to the Company, a person, entity or group approved by the Company or to an affiliate of Solidus, or as otherwise noted below; and (iv) the above restrictions on ownership and ability to solicit proxies would terminate in the event of certain tender offers or exchange offers, a notice filing with the Department of Justice relating to the acquisition by a third party of more than 15% of the outstanding Common Stock or with the Commission relating to the acquisition by a third party of more than 10% of the outstanding Common Stock, the Company’s proposing or approving a merger or other business combination, or a change to a majority of the Company’s Board of Directors over a two-year period.
     The restrictions will be extended quarterly or annually up to December, 2009, at the election of the Company, as long as the Company on a quarterly basis, declares and pays beginning before January 15, 2006, minimum cash dividends on its Common Stock, payable to all shareholders of the Company, of at least $0.025 per share per quarter or, at its election, on an annual basis pays aggregate dividends of $0.10 per share per twelve-month period. The minimum dividend payable to effect an extension of the restrictions will be adjusted proportionately in the event of a stock split or stock dividend or certain other corporate transactions. On January 12, 2007, the Company paid a cash dividend of $0.10 per share to all shareholders of the Company which was sufficient to extend the Standstill Agreement restrictions until January 15, 2008.
     In addition, the Company agreed, beginning December 1, 2006, to allow Solidus to sell, free of restrictions in the Standstill Agreement, up to 100,000 shares of Common Stock each year, and to allow Solidus, L.P. to sell up to 6,000 shares each year, and, if all such shares are not sold by November 30 of the following year, they may sell those shares during the remaining term of the Standstill Agreement. The Standstill Agreement also extended a 2003 arrangement whereby the Company authorized Solidus to pledge the Common Stock of the Company owned by it as collateral security for the payment and performance of Solidus’ obligations under a credit agreement with a bank.
     The Standstill Agreement was unanimously approved on behalf of the Company by the Audit Committee of the Board of Directors, which is composed of three members, all of whom are independent directors for purposes of considering a conflict of interest transaction under Tennessee corporate law and approving the transaction on behalf of the Board of Directors. For this purpose, the Audit Committee also was advised by special counsel. Negotiations with Solidus were conducted by the Audit Committee Chair on behalf of the Company. In determining to approve the transaction, the Audit Committee considered the following factors in support of the Standstill Agreement and the payment of a cash dividend to all shareholders:
•	Extending the restrictions on Solidus for an additional period may allow the Company to continue to pursue its business plan without the uncertainty associated with the possibility of a significant percentage of the Company’s Common Stock being available for sale upon expiration of the original Standstill Agreement.

•	The Audit Committee concluded it was to the Company’s potential advantage to evaluate and negotiate an agreement to extend the Standstill Agreement prior to the year in which the Standstill Agreement was expected to expire.

•	The structure of the transaction, including a cash dividend to all shareholders payable on a per-share basis, provides the opportunity for the same value to all shareholders of the Company, rather than only to Solidus, although only Solidus must abide by the Standstill Agreement restrictions.

•	The Company’s financial and cash flow projections supported the board’s expectation that cash would be available to pay the minimum dividend necessary to extend the Standstill Agreement and the board confirmed its intention to declare a dividend sufficient to effect an initial extension of the Standstill Agreement.

•	The Company will have the opportunity to consider, on a periodic basis, whether it is to the Company’s advantage and in the best interest of shareholders to continue to use cash to make the dividend payment and extend the Standstill Agreement for an additional quarter or year, or to use the cash for other corporate purposes, which might include development activities, including new restaurant openings, reducing debt, capital expenditures or other uses.

•	Shareholders may benefit from a favorable tax treatment for qualified cash dividends, which are generally taxed at a 15 % rate for U.S. taxpayers.

•	The Company would have the opportunity to consider in the future adopting a dividend reinvestment plan whereby shareholders could elect to purchase additional shares of the Company’s Common Stock with their cash dividends.
     The Audit Committee also considered the following factors that it deemed potentially unfavorable consequences of an agreement requiring the Company to pay the cash dividend in consideration for the extension of the Standstill Agreement:
•	Extension of the Standstill Agreement might discourage third party offers to acquire the Company.

•	Using cash to pay a dividend to all shareholders might divert cash from corporate purposes that would have been more beneficial to shareholders.
     In 1999, the Company’s Board of Directors established a loan program designed to enable eligible employees to purchase shares of the Company’s Common Stock. Under the terms of the loan program, all full-time employees as well as part-time employees who had at least five years of employment with the Company were eligible to borrow amounts ranging from a minimum of $10,000 to a maximum of 100% of their annual salary. Borrowings in excess of the maximum were allowed upon approval by the Compensation/Stock Option Committee or the officers of the Company, as applicable. The aggregate amount of loans authorized was $1 million.

     Pursuant to the terms of the loan program, participants received one share of bonus Common Stock and one share of restricted stock issued pursuant to the Company’s 1994 Employee Stock Incentive Plan for every 20 shares purchased pursuant to the loan program. The shares of restricted stock vested at a rate of 20% on each of the second through the sixth anniversaries of February 18, 2000, vesting in full in 2006.
     The following officers borrowed in 2000 amounts under the 1999 loan program in excess of $60,000. Mr. Stout borrowed $424,005 to purchase 128,971 shares of Common Stock. He received 6,449 shares of bonus stock and 6,449 shares of restricted stock. Mr. Moore borrowed $76,397 to purchase 23,238 shares. He received 1,162 shares of bonus stock and 1,162 shares of restricted stock. In addition, Mr. Moore received an additional loan in the amount of $1,283. The market price of the Common Stock was $3.625 per share at the time of the award of the shares of the bonus stock and the shares of restricted stock. As of December 31, 2006, all loans have been paid.
     All loans made under the loan program bore interest at an annual rate of 3%, payable quarterly, and were due and payable on December 31, 2006. In the event a participant received from the Company bonus compensation, 30% of any such bonus was applied to the outstanding principal balance of the loan. Further, a participant’s loan became due and payable upon termination of a participant’s employment or failure to make any payment when due, as well as under other circumstances that were set forth in the loan program documents. The interest rate and payment terms were adjusted to higher rates in the event a participant sold or pledged the shares they had purchased pursuant to the loan program (including shares of bonus stock and restricted stock that had been awarded in connection with the program) without the Company’s prior consent.
     Mr. Reed is a member of the law firm of Bass, Berry & Sims PLC. This law firm has served as the Company’s outside legal counsel since the Company’s inception in 1971.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation/Stock Option Committee of the Board of Directors is composed of Brenda B. Rector, Chair, E. Townes Duncan, Garland G. Fritts and Joseph Steakley. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation/Stock Option Committee or entities whose executives serve on the Board of Directors that require disclosure under applicable Commission regulations, except E. Townes Duncan, a director of the Company, is a minority owner of and manages the investments of Solidus Company, the Company’s largest shareholder, as described in “Certain Relationships and Related Party Transactions,” above.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and AMEX. Executive officers, directors and greater than 10% shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended December 31, 2006, its executive officers and directors complied with all applicable filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     KPMG LLP (“KPMG”) has been appointed to serve as the Company’s independent registered public accounting firm for fiscal 2007 and served as the Company’s independent registered public accounting firm for the year ended December 31, 2006.
     The Company has been informed that representatives of KPMG plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholders’ questions.
     Audit Fees. The aggregate fees billed to the Company by KPMG during 2006 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $162,500. The aggregate fees billed to the Company by KPMG during 2005 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $160,000.
     Audit-Related Fees. The aggregate fees billed to the Company by KPMG for professional services related to employee benefit plans totaled $18,000 in 2005. No such fees were paid in 2006.
     Tax Fees. No tax-related services were provided to the Company by KPMG in 2005 or 2006.
     All Other Fees. No other services were provided to the Company by KPMG in 2005 or 2006.
     All audit related services, tax services and other services for 2005 and 2006 were pre-approved by the Audit Committee, except for fees approved in advance by the Audit Committee chair and disclosed to and ratified by the Audit Committee pursuant to the Committee’s pre-approval policy for non-audit services. The Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of such firm’s independence in the conduct of its auditing function.
AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors is comprised of three non-employee directors and operates under a written charter. The Restated Audit Committee Charter is posted on the Company’s website at www.jalexanders.com. The Audit Committee is comprised of Joseph N. Steakley (Chairman), Brenda B. Rector and Garland G. Fritts, each of whom is independent under the rules of the American Stock Exchange and applicable Securities and Exchange Commission regulations. The Board of Directors has determined that each of Joseph N. Steakley and Brenda B. Rector is an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that each of them is “independent” as that term is used in item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act. During 2006, the Audit Committee met eight times.
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.
     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them its independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audit and the evaluations of the Company’s internal control over financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Joseph N. Steakley (Chair)
Garland G. Fritts
Brenda B. Rector
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
PRESENTED AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS
     Any proposal intended to be presented for action at the 2008 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 18, 2007, in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and proxy relating to its 2008 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the Commission’s requirements for inclusion in effect at the time.
     For other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder’s notice must be received by the Secretary of the Company not less than 75 days nor more than 90 days prior to April 16, 2008. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the Proxy Statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.
METHOD OF COUNTING VOTES
     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Directors will be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. Because the Amended and Restated 2004 Equity Incentive Plan must be approved by the favorable vote of a majority of the votes cast on the proposal to adopt the Amended and Restated 2004 Equity Incentive Plan, abstentions and “non-votes” will have no effect on approval of the Amended and Restated 2004 Equity Incentive Plan. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote.

MISCELLANEOUS
     In certain instances, one copy of the Company’s Annual Report or Proxy Statement may be delivered to two or more shareholders who share an address. The Company will deliver promptly upon written or oral request a separate copy of the annual report or Proxy Statement, to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of annual reports or Proxy Statements may request delivery of a single copy.

Requests should be addressed to:	R. Gregory Lewis
Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
P. O. Box 24300
Nashville, Tennessee 37202
(615) 269-1900
     A copy of the Company’s Annual Report is being mailed to shareholders concurrently with the mailing of this Proxy Statement. It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly or follow the instructions on the proxy card to vote by telephone or the Internet.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO R. GREGORY LEWIS, SECRETARY, J. ALEXANDER’S CORPORATION, P.O. BOX 24300, NASHVILLE, TENNESSEE 37202.
Date: April 16, 2007

EXHIBIT A
J. ALEXANDER’S CORPORATION
AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
SECTION 1. PURPOSE
     This plan shall be known as the “J. Alexander’s Corporation Amended and Restated 2004 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of J. Alexander’s Corporation, a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
SECTION 2. DEFINITIONS
     As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
     (b) [Intentionally Omitted.].
     (c) “AWARD” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
     (d) “AWARD AGREEMENT” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     (e) “BOARD” shall mean the board of directors of the Company.

     (f) “CAUSE” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate, (iii) the engaging by the participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (iv) a material failure on the part of a Participant to meet performance standards or objectives established by the Participant’s supervisor(s), (v) a material breach or violation of the Company’s employee policies, or (vi) any act, omission or failure to act by the participant which the Committee determines, in its sole discretion, constitutes Cause. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
     (g) “CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:
          (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or
          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
          (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increased the proportional number of shares beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner by any additional voting securities beneficially owned by the Subject Person, then a Change in Control shall occur.
     (h) “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (i) “COMMITTEE” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code.
     (j) “CONSULTANT” shall mean any consultant to the Company or its Subsidiaries or Affiliates.
     (k) “COVERED OFFICER” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.
     (l) “DIRECTOR” shall mean a member of the Board.
     (m) “DISABILITY” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
     (n) “EMPLOYEE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
     (o) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     (p) “FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the American Stock Exchange, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

     (q) “INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     (r) “NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
     (s) “NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
     (t) “OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     (u) “OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
     (v) “OTHER STOCK-BASED AWARD” shall mean any Award granted under Sections 9 or 10 of the Plan.
     (w) “OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.
     (x) “PARTICIPANT” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.
     (y) “PERFORMANCE AWARD” shall mean any Award granted under Section 8 of the Plan.
     (z) “PERSON” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     (aa) “RESTRICTED SHARE” shall mean any Share granted under Sections 7 or 10 of the Plan.
     (bb) “RESTRICTED SHARE UNIT” shall mean any unit granted under Sections 7 or 10 of the Plan.
     (cc) “RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.
     (dd) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

     (ee) “SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
     (ff) “SECTION 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.
     (gg) “SHARES” shall mean shares of the common stock, $0.05 par value, of the Company.
     (hh) “STOCK APPRECIATION RIGHT OR SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.
     (ii) “SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
     (jj) “SUBSTITUTE AWARDS” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
     (kk) “TANDEM SAR” shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
SECTION 3. ADMINISTRATION
     3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) amend or modify the terms of any Award at or after grant consistent with the terms of the Plan, and with the consent of the holder of the Award, if required; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. Except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options.
     3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.
     3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.
     3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Securities and Exchange Act of 1934 or who are otherwise not subject to such Section.
     3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
SECTION 4. SHARES AVAILABLE FOR AWARDS
     4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 670,000 (which includes 68,912 Shares with respect to which awards under the J. Alexander’s Corporation 1994 Employee Stock Incentive Plan (the “1994 Plan”) were authorized but not granted (collectively, the “Carry Over Shares”)), provided that no more than 100,000 Shares shall be Restricted Shares, Restricted Share Units or other similar stock-based awards. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1994 Plan as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1994 Plan after March 25, 2004 (the original effective date).
     If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 250,000 Shares.
     4.2 Adjustments. In the event that any unusual or non-recurring transaction, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, with respect to Incentive Stock Options, in such equitable and proportionate manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and (3) the grant or exercise price with respect to any Award under the Plan; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.
     4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
     4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
SECTION 5. ELIGIBILITY
     Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
     6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
     6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards or as permitted by the provisions of Section 4.2 or Section 14 hereof, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except with respect to Substitute Awards or as permitted by the provisions of Section 4.2 or Section 14 hereof, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.
     6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or Tandem SAR that relates to such Option shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
     6.4 Exercise.
     (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.
     (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
     (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.
     (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.
     (e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
     6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS
     7.1 Grant.
     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
     (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse; provided that in no event shall such forfeiture or transfer restrictions lapse with respect to one hundred percent (100%) of the Award prior to the first anniversary of the date of grant. Subject to the limitations on vesting described above in this Section 7.1(b), if the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. Subject to the limitations on vesting described above in this Section 7.1(b), the Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.
     7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property

(except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.
     7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.
     7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
SECTION 8. PERFORMANCE AWARDS
     8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards shall be subject to the terms and provisions of Section 11 hereof.
     8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

     8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
SECTION 9. OTHER STOCK-BASED AWARDS
     The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
SECTION 10. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS
     10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
     10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.
SECTION 11. PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS
     11.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 11.
     11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:
     (a) earnings before interest, taxes, depreciation and/or amortization (which may be adjusted, in the Committee’s discretion, to address other factors that the Committee determines may affect performance);

     (b) operating income or profit;
     (c) operating efficiencies;
     (d) return on equity, assets, capital, capital employed, or investment;
     (e) after tax operating income;
     (f) net income;
     (g) earnings or book value per Share;
     (h) cash flow(s);
     (i) total sales or revenues or sales or revenues per employee;
     (j) production (separate work units or SWUs);
     (k) stock price or total shareholder return;
     (l) dividends; or
     (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;
or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.
     11.3 With respect to any Covered Officer, the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan in each year of the performance period is 50,000 and the maximum amount of any Performance Award settled in cash is $500,000 in each year of the performance period.
     11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.
SECTION 12. TERMINATION OF EMPLOYMENT
     The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
SECTION 13. CHANGE IN CONTROL
     Upon a Change in Control, unless otherwise set forth in an Award Agreement, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.
SECTION 14. AMENDMENT AND TERMINATION
     14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if (a) such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply or (b) if such amendment, alteration, suspension, discontinuation or termination constitutes a material revision to the Plan. For the purpose of the foregoing, a material revision shall be deemed to include (but shall not be limited to): (i) a material increase in the number of shares subject to the Plan under Section 4; (ii) an expansion of the types of Awards under the Plan; (iii) a material expansion of the class of employees, directors or other participants eligible to participate in the Plan; (iv) a material extension of the term of the Plan; (v) a material change to the method of determining the Option Price under the Plan; and (vi) an amendment to the last sentence of Section 3.1 of the Plan. A material revision shall not include any revision that curtails rather than expands the scope of the Plan..
     14.2 Amendments to Awards. Subject to the restrictions of Sections 3.1 and 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.
     14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.
     14.4 Section 409A Compliance. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
SECTION 15. GENERAL PROVISIONS
     15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan, “Permitted Transferee” means the Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family. For purposes of this Plan, “Immediate Family” means the Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Plan, a “Permitted Trust” means a trust solely for the benefit of the Participant or Participant’s Immediate Family.
     15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.
     15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

     15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to (but shall not be required to) withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.
     15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
     15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
     15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
     15.9 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.
     15.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.
     15.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     15.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.
     15.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
     15.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     15.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 16. TERM OF THE PLAN
     16.1 Effective Date. The Plan shall be effective as of March 25, 2004 and as amended and restated hereby, as of May 15, 2007, provided it has been approved by the Board and by the Company’s shareholders.

     16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of March 25, 2004. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall continue after the tenth (10th) anniversary of the Effective Date.

J. ALEXANDER’S CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANT VOTING INSTRUCTION FORM

This Voting Instruction Form is tendered to direct SunTrust Bank, Nashville, N.A. (the “Trustee”), as Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan (“ESOP”), as to the manner in which all allocated shares in the ESOP account of the undersigned (the “Voting Shares”) shall be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Tuesday, May 15, 2007, at 10:00 a.m., local time, and any adjournments or postponements thereof.
The undersigned hereby directs the Trustee to vote all Voting Shares of the undersigned as shown below on this Voting Instruction Form at the Annual Meeting.

(1)	Election of Directors: The Board of Directors recommends a Vote FOR all the nominees listed.

☐	FOR all of the following nominees (except as indicated to the contrary below):
       T. Duncan, G. Fritts, B. Rector, B. Reed, J. Steakley and L. Stout.
       To withhold authority to vote for any individual nominee, please print name or names below:

☐	WITHHOLD AUTHORITY to vote for all nominees.

(2)	Approval of the Amended and Restated 2004 Equity Incentive Plan: The Board of Directors recommends a vote FOR the approval of the Amended and Restated 2004 Equity Incentive Plan

☐	FOR ☐ AGAINST ☐ ABSTAIN

(3)	And in the Trustee’s discretion, the Trustee is entitled to act on any other matter which may properly come before said meeting or any adjournment thereof.
(Continued and to be signed on reverse side)

(Continued from other side)
IMPORTANT: Please mark, date and sign this Voting Instruction Form and return it to the Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan, SunTrust Bank, Nashville, N.A., P.O. Box 305110, Nashville, Tennessee 37230-9979 by May 10, 2007.

A stamped and addressed envelope is enclosed for your convenience. Your Voting Instruction Form must be received by the Trustee by May 10, 2007.

Your shares will be voted by the Trustee in accordance with your instructions. If no choice is specified, your shares will be voted FOR the nominees in the election of directors and FOR approval of the Amended and Restated 2004 Equity Incentive Plan.

PLEASE SIGN, DATE AND RETURN PROMPTLY

Date: _ _ , 2007

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.
If your address has changed, please PRINT your new address on this line.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2007.
Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:	01 — T. Duncan	02 — G. Fritts	03 — B. Rector
	04 — B. Reed	05 — J. Steakley	06 — L. Stout

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06
☐	For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR the approval of the Amended and Restated 2004 Equity Incentive Plan.

		For	Against	Abstain
2.	Approval of the Amended and Restated 2004 Equity Incentive Plan.	☐	☐	☐

3.	And in their discretion on any other matter which may properly come before said meeting or any adjournment or postponement thereof.

C	Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears above. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — J. ALEXANDER’S CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 15, 2007
The undersigned hereby appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of J. Alexander’s Corporation to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee, 37203 on Tuesday, May 15, 2007, at 10:00 a.m., local time, and any adjournments or postponements thereof.
If no choice is specified, your shares will be voted FOR the nominees in the election of directors and FOR approval of the Amended and Restated 2004 Equity Incentive Plan.
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
PLEASE MARK, SIGN, AND DATE YOUR PROXY ON THE REVERSE SIDE, AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR RETURN IT TO: COMPUTERSHARE INVESTOR SERVICES, PO BOX 43102, PROVIDENCE, RI 02940-5067.